Exhibit 99.1
NII Holdings, Inc.
10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com
Contacts:
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
NII HOLDINGS POSTS SOLID THIRD QUARTER 2007 RESULTS
Company posts record results for operating revenues and operating income before depreciation and amortization
•	Consolidated operating revenues of $853 million — a 39% increase over third quarter 2006
•	Consolidated operating income before depreciation and amortization of $235 million — a 49% increase over third quarter 2006
•	Net subscriber additions of 327,000 — a 23% increase over third quarter 2006 — resulting in a 38% increase in the ending subscriber base over third quarter 2006
•	Quarter-end consolidated cash and cash equivalents of $1.5 billion
     RESTON, Va. — October 25, 2007 — NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the third quarter of 2007. During the third quarter of 2007, the Company generated $853 million in consolidated operating revenues, a new quarterly record, representing a 39% increase over the same period last year. The Company reported consolidated operating income before depreciation and amortization, or OIBDA, for the third quarter of $235 million, a 49% increase over the same period last year. The Company’s reported OIBDA for the third quarter includes the impact of approximately $19 million of non-cash stock option compensation expense compared to $9 million of non-cash stock option compensation expense for the same period in 2006. The Company also reported consolidated operating income for the third quarter of $158 million, a 50% increase over the prior year period. The Company’s third quarter net income of $82 million, or $0.48 per basic share, includes the impact of a $22 million after-tax expense related to the tender offer for its 2 7/8% notes completed in the quarter. Normalizing for this expense, our adjusted net income for the third quarter was $104 million, or $0.61 per basic share. The Company added 327,000 net subscribers during the third quarter, a 23% increase compared to net subscriber additions for the same period last year, resulting in an ending subscriber base of nearly 4.4 million subscribers, representing a year over year increase in the ending subscriber base of 38%.
     “Our disciplined focus on profitable growth again resulted in strong metrics and profitability in the third quarter, highlighted by a 40% increase in consolidated revenues and a 49% increase in

OIBDA relative to last year,” said Steve Shindler, NII’s Chairman and CEO. “We ended the quarter with 38% more subscribers on our network than at the end of the third quarter of last year and generated $77 million more in OIBDA in the third quarter as compared to the same period last year. While the growth of our ending subscriber base year over year was solid, our net additions came in just below the record results that we posted in the second quarter 2007, largely due to an increase in the level of competitive promotional activity in Mexico, which was compounded by the impact of adverse weather conditions affecting businesses in some of our key markets in Mexico during the quarter. We are very excited about the opportunities ahead for NII in all of our markets as we round out the year and head into 2008, and believe we are well positioned to capture strong growth and profitability in the future. While we realize that we have some ground to make-up in order to meet our previously raised guidance of 1.275 million net subscriber additions for the year, our entire team is focused and working very hard to meet this goal, which would equate to a very strong 37% yearly increase in our subscriber base,” he added.
     NII Holdings’ average monthly service revenue per subscriber (ARPU) was $59 for the third quarter, up about $1 as compared with the same period last year and the second quarter. The Company also reported churn of 1.6% for the third quarter, slightly higher than the same period last year and consistent with the second quarter. Consolidated cost per gross subscriber addition, or CPGA, was $332 for the third quarter, a $10 improvement over the same period last year.
     “We’re excited about our strong operating metrics and profitability that we generated during the quarter with new records set both for operating revenues and OIBDA,” said Lo van Gemert,” NII’s President and COO. “Our team is focused on continuing to deliver solid results through our disciplined focus on profitable growth. We run the business with a long-term view and with the foundation that we’ve established, we believe that we’re positioned to take advantage of the opportunities available to us in our Latin American markets.”
     Total consolidated capital expenditures, including capitalized interest, were $125 million during the third quarter of 2007.
     During the quarter, the Company completed a tender offer for $300 million in principal amount of its 2.875% Convertible Notes due 2034, resulting in the issuance of 11,268,103 shares of its common stock and the payment of a $25.5 million premium and $4.2 million in accrued interest to the holders of the tendered notes. This transaction eliminated $300 million of the Company’s long-term debt and approximately $8.6 million in annual interest expense. The Company ended the quarter with approximately $2.0 billion in total long-term debt, consisting primarily of $1.5 billion in remaining convertible notes, $248 million of a syndicated loan facility and $235 million in local currency tower financing and other debt obligations. With quarter-end consolidated cash and cash equivalents of approximately $1.5 billion, the Company’s net debt at the end of the quarter was about $487 million.
     In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, adjusted net income, ARPU, net debt, and CPGA, which are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s third quarter 2007 results, visit the investor relations link at <http://www.nii.com>.
     About NII Holdings, Inc.

     NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Mexico, Brazil, Argentina, Peru and Chile offering a fully integrated wireless communications tool with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect(R) and International Direct Connect(TM), a digital two-way radio feature. NII Holdings, Inc., a Fortune 1000 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at <http://www.nii.com>.
     Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the uncertainty relating to our ability to achieve the operating results described in our revised 2007 guidance announced on July 26, 2007, economic conditions in the markets in which we operate, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, and the additional risks and uncertainties that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which was filed on February 27, 2007, and in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(in millions, except per share amounts, and unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Operating revenues
Service and other revenues	$2,275.4	$1,630.3	$826.0	$590.1
Digital handset and accessory revenues	76.8	70.0	26.9	25.5

	2,352.2	1,700.3	852.9	615.6

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	630.2	438.7	231.3	159.5
Cost of digital handset and accessory sales	300.2	229.0	104.4	88.9
Selling, general and administrative	771.5	566.2	282.0	209.2
Depreciation	209.9	132.7	73.6	50.8
Amortization	7.1	4.4	3.7	1.6

	1,918.9	1,371.0	695.0	510.0

Operating income	433.3	329.3	157.9	105.6

Other income (expense)
Interest expense	(89.6)	(66.1)	(35.6)	(23.7)
Interest income	49.0	39.0	23.8	13.3
Debt conversion expense	(26.4)	—	(26.4)	—
Foreign currency transaction gains (losses), net	12.6	(0.8)	6.8	2.7
Other expense, net	(1.0)	(7.3)	(1.6)	(1.7)

	(55.4)	(35.2)	(33.0)	(9.4)

Income before income tax provision	377.9	294.1	124.9	96.2
Income tax provision	(128.0)	(107.5)	(43.3)	(30.5)

Net income	$249.9	$186.6	$81.6	$65.7

Net income per common share, basic	$1.52	$1.22	$0.48	$0.43

Net income per common share, diluted	$1.40	$1.08	$0.46	$0.38

Weighted average number of common shares outstanding, basic	164.9	153.4	170.0	154.5

Weighted average number of common shares outstanding, diluted	185.1	183.8	183.6	184.3

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	September 30,	December 31,
	2007	2006
	(unaudited)
Cash and cash equivalents	$1,545.4	$708.6
Accounts receivable, less allowance for doubtful accounts of $19.4 and $15.9	407.8	298.5
Property, plant and equipment, net	1,709.3	1,389.2
Intangible assets, net	409.5	369.2
Total assets	4,724.6	3,297.7
Long-term debt, including current portion	2,081.2	1,157.7
Total liabilities	2,963.1	1,951.2
Stockholders’ equity	1,761.5	1,346.5

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED)

NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended
	September 30,
	2007	2006
Total digital subscribers (as of September 30)	4,387.6	3,187.8
Net subscriber additions	327.0	266.6
Churn (%)	1.6%	1.5%

Average monthly revenue per handset/unit in service (ARPU) (1)	$59	$58

Cost per gross add (CPGA) (1)	$332	$342

Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Operating revenues
Service and other revenues	$1,281.0	$946.5	$458.7	$341.2

Digital handset and accessory revenues	18.1	17.5	7.5	4.9

	1,299.1	964.0	466.2	346.1

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	270.4	198.7	98.6	71.5
Cost of digital handset and accessory sales	183.4	125.4	61.5	50.5
Selling, general and administrative	353.7	264.1	125.4	97.0
Management fee	29.7	—	9.9	—
Depreciation and amortization	106.8	72.4	38.6	27.6

	944.0	660.6	334.0	246.6

Operating income	$355.1	$303.4	$132.2	$99.5

Total digital subscribers (as of September 30)			1,988.5	1,432.8
Net subscriber additions			140.1	131.9
Churn (%)			1.9%	1.6%

ARPU (1)			$74	$78

CPGA (1)			$436	$459

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Operating revenues
Service and other revenues	$570.3	$354.9	$215.7	$130.6
Digital handset and accessory revenues	25.2	28.7	7.4	11.3

	595.5	383.6	223.1	141.9

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	198.5	122.9	75.2	45.1
Cost of digital handset and accessory sales	55.7	53.1	20.7	19.1
Selling, general and administrative	199.7	131.5	77.2	47.6
Depreciation and amortization	67.7	40.7	25.1	15.2

	521.6	348.2	198.2	127.0

Operating income	$73.9	$35.4	$24.9	$14.9

Total digital subscribers (as of September 30)			1,187.5	826.4
Net subscriber additions			105.2	69.7
Churn (%)			1.3%	1.4%

ARPU (1)			$54	$47

CPGA (1)			$293	$255

Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Operating revenues
Service and other revenues	$293.5	$229.6	$105.4	$82.6
Digital handset and accessory revenues	24.3	17.8	8.6	7.2

	317.8	247.4	114.0	89.8

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	110.0	80.1	39.3	28.5
Cost of digital handset and accessory sales	37.7	32.5	13.1	13.3
Selling, general and administrative	69.2	62.8	24.5	22.8
Depreciation and amortization	22.5	13.2	7.6	5.7

	239.4	188.6	84.5	70.3

Operating income	$78.4	$58.8	$29.5	$19.5

Total digital subscribers (as of September 30)			768.2	608.3
Net subscriber additions			42.3	41.3
Churn (%)			1.5%	1.4%

ARPU (1)			$41	$41

CPGA (1)			$173	$183

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Operating revenues
Service and other revenues	$128.9	$98.0	$45.4	$35.4
Digital handset and accessory revenues	9.2	6.1	3.3	2.2

	138.1	104.1	48.7	37.6

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	50.3	36.4	17.6	14.2
Cost of digital handset and accessory sales	22.5	18.0	8.7	6.0
Selling, general and administrative	39.3	31.2	14.3	11.5
Depreciation and amortization	15.2	8.4	4.3	3.1

	127.3	94.0	44.9	34.8

Operating income	$10.8	$10.1	$3.8	$2.8

Total digital subscribers (as of September 30)			436.0	320.3
Net subscriber additions			37.2	23.7
Churn (%)			1.7%	1.8%

ARPU (1)			$34	$36

CPGA (1)			$171	$201

(1)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Nine and Three Months Ended September 30, 2007 and 2006” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED)
Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Three Months Ended
	September 30,
	2007	2006
Consolidated operating income	$157.9	$105.6
Consolidated depreciation	73.6	50.8
Consolidated amortization	3.7	1.6

Consolidated operating income before depreciation and amortization	$235.2	$158.0

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, service and repair, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.

	Three Months Ended
	September 30,
	2007	2006
Consolidated service and other revenues	$826.0	$590.1
Less: consolidated analog revenues	(1.5)	(2.0)
Less: consolidated other revenues	(83.2)	(56.7)

Total consolidated subscriber revenues	$741.3	$531.4

ARPU calculated with subscriber revenues	$59	$58

ARPU calculated with service and other revenues	$65	$65

Nextel Mexico

	Three Months Ended
	September 30,
	2007	2006
Service and other revenues	$458.7	$341.2
Less: analog revenues	(0.7)	(0.9)
Less: other revenues	(34.4)	(23.9)

Total subscriber revenues	$423.6	$316.4

ARPU calculated with subscriber revenues	$74	$78

ARPU calculated with service and other revenues	$80	$84

Nextel Brazil

	Three Months Ended
	September 30,
	2007	2006
Service and other revenues	$215.7	$130.6
Less: analog revenues	(0.6)	(0.6)
Less: other revenues	(31.8)	(19.9)

Total subscriber revenues	$183.3	$110.1

ARPU calculated with subscriber revenues	$54	$47

ARPU calculated with service and other revenues	$64	$55

Nextel Argentina

	Three Months Ended
	September 30,
	2007	2006
Service and other revenues	$105.4	$82.6
Less: other revenues	(14.2)	(10.7)

Total subscriber revenues	$91.2	$71.9

ARPU calculated with subscriber revenues	$41	$41

ARPU calculated with service and other revenues	$47	$47

Nextel Peru

	Three Months Ended
	September 30,
	2007	2006
Service and other revenues	$45.4	$35.4
Less: other revenues	(3.0)	(2.4)

Total subscriber revenues	$42.4	$33.0

ARPU calculated with subscriber revenues	$34	$36

ARPU calculated with service and other revenues	$36	$38

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Three Months Ended
	September 30,
	2007	2006
Consolidated digital handset and accessory revenues	$26.9	$25.5
Less: consolidated cost of handset and accessory sales	104.4	88.9

Consolidated handset subsidy costs	77.5	63.4
Consolidated selling and marketing	115.6	88.2

Costs per statement of operations	193.1	151.6
Less: consolidated costs unrelated to initial customer acquisition	(15.3)	(12.4)

Customer acquisition costs	$177.8	$139.2

Cost per Gross Add	$332	$342

Nextel Mexico

	Three Months Ended
	September 30,
	2007	2006
Digital handset and accessory revenues	$7.5	$4.9
Less: cost of handset and accessory sales	61.5	50.5

Handset subsidy costs	54.0	45.6
Selling and marketing	66.2	55.1

Costs per statement of operations	120.2	100.7
Less: costs unrelated to initial customer acquisition	(12.6)	(10.0)

Customer acquisition costs	$107.6	$90.7

Cost per Gross Add	$436	$459

Nextel Brazil

	Three Months Ended
	September 30,
	2007	2006
Digital handset and accessory revenues	$7.4	$11.3
Less: cost of handset and accessory sales	20.7	19.1

Handset subsidy costs	13.3	7.8
Selling and marketing	32.3	19.0

Costs per statement of operations	45.6	26.8
Less: costs unrelated to initial customer acquisition	(1.6)	(0.5)

Customer acquisition costs	$44.0	$26.3

Cost per Gross Add	$293	$255

Nextel Argentina

	Three Months Ended
	September 30,
	2007	2006
Digital handset and accessory revenues	$8.6	$7.2
Less: cost of handset and accessory sales	13.1	13.3

Handset subsidy costs	4.5	6.1
Selling and marketing	9.0	7.2

Costs per statement of operations	13.5	13.3
Less: costs unrelated to initial customer acquisition	(0.3)	(1.4)

Customer acquisition costs	$13.2	$11.9

Cost per Gross Add	$173	$183

Nextel Peru

	Three Months Ended
	September 30,
	2007	2006
Digital handset and accessory revenues	$3.3	$2.2
Less: cost of handset and accessory sales	8.7	6.0

Handset subsidy costs	5.4	3.8
Selling and marketing	5.6	4.9

Costs per statement of operations	11.0	8.7
Less: costs unrelated to initial customer acquisition	(0.9)	(0.6)

Customer acquisition costs	$10.1	$8.1

Cost per Gross Add	$171	$201

Net Debt
Net debt represents total long-term debt less cash and cash equivalents. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of September 30, 2007 can be calculated as follows (in millions):

NII Holdings, Inc.

Total long-term debt	$2,032.9
Less: cash and cash equivalents	(1,545.4)

Net debt	$487.5

Adjusted Net Income
Adjusted net income represents our net income or loss excluding certain gains, losses and other charges that do not relate to the ongoing operations of our wireless business. Adjusted net income as defined above may not be similar to adjusted net income measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that adjusted net income is useful because it allows investors to evaluate our operating results and related financial performance for different periods on a more comparable basis by excluding items that do not relate to the ongoing operations of our wireless business. Adjusted net income for the three months ended September 30, 2007 can be reconciled to our net income as follows (in thousands):

NII Holdings, Inc.

Net income	$81,667
Debt conversion expense	26,455
Tax effect of debt conversion expense	(3,994)

Adjusted net income	$104,128